Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-220084) on Form S-3 and Registration Statement (No. 333-226222) on Form S-8 of Bank of the James Financial Group, Inc. of our report dated March 27, 2024, relating to our audit of the consolidated financial statements appearing in this Annual Report on Form 10-K of Bank of the James Financial Group, Inc. for the year ended December 31, 2023.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 27, 2024